August 27, 2008

Stanton Remer

RE: Separation and Release Agreement

Dear Stanton:

This letter sets forth the terms of the separation and release agreement (“Agreement”) between you and RCM Technologies, Inc. (“RCM”):

1.	It is mutually agreed that you will resign and otherwise terminate your employment and membership on the board of directors with RCM effective September 30, 2008 (“Separation Date”).

2.

RCM agrees to pay to you as severance an amount equal to your current monthly base salary of $20,833.33 (calculated based on your current annual base salary of $250,000.00), less applicable tax withholdings, for the ten month period following the Separation Date (i.e., through July 31, 2009). This monthly amount will commence to be paid to you within thirty days following your Separation Date. The Company will pay this monthly amount to you in accordance with its normal payroll practices for existing salaried employees.

3.

Until December 31, 2008, RCM will continue to permit you to use the automobile currently leased by RCM for your use while employed by RCM, provided, that you are solely responsible for all taxes that result from such use. You agree to indemnify RCM for any and all losses, damages, penalties, fines, costs, expenses and other liabilities, including court costs, and legal accounting and other professional fees and expenses incurred in connection with, arising out of, resulting from or incident to your use of the automobile between the Separation Date and December 31, 2008.

4.

Your eligibility to actively participate in all employee benefit plans sponsored by RCM will end on the Separation Date and, except for the severance benefits payable to you under this Agreement, you are not otherwise entitled to any other severance benefits from RCM. It is acknowledged that premiums were paid by RCM on your behalf for the RCM executive backstop insurance policy program with the First Rehabilitation Life Insurance Company of America through the Separation Date. To the extent of coverage limitations or exclusions per the policy, you will be eligible for reimbursement claims incurred through the Separation Date when properly submitted.

5.     You agree and acknowledge that the severance and other payments and benefits described in Paragraphs 2 and 3 are specific and sufficient consideration for the releases and covenants contained in this Agreement and you are not entitled to receive any other amounts from RCM, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms.

6.     RCM will provide you with a reference that is limited to advising potential employers of the dates of your employment and the position you held.

7.     In return for the payments and other promises made by RCM herein, you agree as follows:

a.

Except for any obligations of RCM under the terms of this Agreement, you agree that by signing this Agreement you unconditionally release and discharge RCM from any and all claims, damages or causes of action known or unknown, arising from the beginning of time to the date on which you countersign this Agreement, of whatever kind or nature, which you have or may have against RCM, including, but not limited to, any claims for relief, whether injunctive, declaratory, statutory, monetary or otherwise, arising under any federal, state or local equal opportunity, age discrimination or other law, ordinance, regulation or order (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, the New Jersey Constitution, as amended, the New Jersey Law Against Discrimination, as amended, the New Jersey Conscientious Employee Protection Act, as amended, the New Jersey Family Leave Act, as amended, the New Jersey Wage Payment Law, as amended, and the New Jersey Wage and Hour Law, as amended, or arising from or in connection with your employment by or provision of services to RCM or the separation therefrom on or before the execution of this Agreement whether based in contract, public policy, tort or otherwise. You further agree not to bring suit or other legal action against RCM based on any claims that are being released pursuant to this Agreement. For purposes of this Paragraph, “RCM” means RCM Technologies, Inc., its subsidiaries, parent and affiliates, and the respective successors, assigns, agents, shareholders, officers, directors, benefit plans, and current and former employees of any of them. This release will not affect any claims you may possess for Worker’s Compensation Benefits, Unemployment Compensation Benefits or to enforce this Agreement and will not affect your right to file a Charge of Discrimination with the Equal Employment Opportunity Commission. RCM will not contest any unemployment claim you may file on the grounds you were terminated from employment.

     b.     You acknowledge that, by virtue of your employment with RCM, you have learned, acquired, come in contact with and gained access to confidential and proprietary information and business secrets of RCM regarding RCM’s business, employees and customers, and also to confidential and proprietary information and business secrets of third parties, including customers and vendors, which third party information RCM is obligated to keep confidential ("Confidential Information"). Such information includes but is not limited to, information and documents regarding the business, conduct or operations of RCM or any of its suppliers, customers, consultants or licensees, including buying patterns, pricing and purchasing information or policies, special requirements, financial and/or contractual terms, bids and bidding practices; (b) methods of doing business or know-how used in the sale, marketing or provision of RCM's products or services; (c) the existence or betterment of, or possible new uses or applications for, any such products or services; (d) employees, including organization charts, skills, abilities, training, test results, evaluations, work history, and home or work addresses and telephone numbers; and (e) financial policies and practices, strategic plans, merger and acquisition activity and other non-public financial information. You agree to forever keep such Confidential Information secret, confidential and inviolate and not use or disclose in any manner, directly or indirectly.

c.     You acknowledge that RCM has a vital interest in retaining its employees. Accordingly, you agree that for a period of twelve (12) months after the Separation Date, you will not, directly or indirectly, recruit, solicit or employ, or encourage to terminate his or her employment with RCM, any current RCM employee or consultant, or any former RCM employee or consultant within six (6) months of their leaving RCM. This provision does not apply to the recruiting, solicitation or employment of a former RCM employee or consultant who has been involuntarily terminated from RCM.

8.     You acknowledge that the restrictions set forth in Paragraph 7 are reasonable and necessary to preserve the business interests of RCM, its present and potential business activities and the economic benefits derived therefrom. In the event of any breach of the provisions of Paragraph 7, you acknowledge that any payments and other benefits set forth in Paragraphs 2 and 3 will immediately cease and that RCM is entitled to injunctive relief in addition to any other remedies or damages available to RCM.

     9. You agree not to remove from RCM (or, if previously removed, you agree to return immediately to RCM) any and all documents or materials belonging to RCM or relating to RCM’s business, customers, vendors or employees, whether in tangible or electronic format, including originals and all copies.

     10. You agree to promptly return all other property of RCM, including vendor loans and demos. This includes but is not limited to computers, cables, peripherals, laptops, and pagers.

     11. You agree that you will not make, directly or indirectly, any adverse or disparaging oral or written statements regarding RCM or its subsidiaries, parent and affiliates, and the respective successors, assigns, agents, shareholders, officers, directors or current or former employees of any of them, whether to any customer or prospective customer of RCM, the press or any other media, any other business entity or third party, or any current or former employee of RCM. You agree that you will do nothing to impair RCM’s reputation or good will among its customers, potential customers, vendors, suppliers or others in the industry.

      RCM agrees that neither it nor its officers or directors will make any adverse or disparaging oral or written statements about you and will do nothing to impair your reputation.

12.     Neither this Agreement nor anything contained herein shall be construed as an admission by RCM of liability or violation of the law.

13.     You promise not to disclose, either directly or indirectly, in any manner whatsoever, any information regarding the existence or terms of this Agreement to any person or entities other than your attorney, your immediate family, your accountant, the United States Securities Exchange Commission or any governmental taxing authority.

As you know, RCM is currently involved in litigation relating to professional liability claims against attorneys and law firms who previously served as its counsel. In further consideration for the severance being paid to you, you agree to cooperate with RCM and its lawyers, you agree to make yourself available upon reasonable notice to meet with lawyers defending this lawsuit, you agree to testify at depositions and/or trial on behalf of RCM and yourself, as may be necessary and you agree to commit a reasonable number of hours to the legal activities associated with this litigation, as may be necessary.

In the event of any breach of the provisions of this Paragraph 13, you acknowledge that any payments and other benefits set forth in Paragraphs 2 and 3 will immediately cease and that RCM is entitled to injunctive relief in addition to any other remedies or damages available to RCM.

14.     You acknowledge and agree that: (a) no promise or inducement for this Agreement has been made to you except as set forth herein; (b) this Agreement is executed by you freely and voluntarily, and without reliance upon any statement or representation by RCM other than as set forth herein; (c) you have read and fully understand this Agreement and the meaning of its provisions; (d) you are legally competent to enter into this Agreement and understand the meaning of your responsibility therefore; (e) you are hereby advised to consult with counsel before entering into this Agreement and have had the opportunity to do so; (f) you understand that you have twenty-one (21) days from the date of this letter within which to decide whether to enter into this Agreement and that you have seven (7) days following the execution of the Agreement within which to revoke this Agreement by written notice to Deana Chesleigh, Corporate Human Resources Manager, 20 Waterview Boulevard 4th Floor, Parsippany, NJ 07054.

15.     This Agreement contains the entire agreement between RCM and you, and it completely supersedes any prior written or oral agreements or representations concerning the subject matter hereof. Any oral representation or modification concerning this Agreement shall be of no force or effect. This Agreement may not be modified, altered or terminated except upon the express prior written consent of you and RCM.

16.     The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach by any party.

17.     The language of this Agreement shall be construed as a whole, according to its fair meaning. Each party believes that the time restrictions in the Agreement are reasonable to protect RCM’s business activity. However, in the event that a court of competent jurisdiction decides a provision other than Paragraph 7(a) is unenforceable, such provision(s) will be considered severed from the rest of the Agreement, and the Agreement will continue in all other respects to be valid and enforceable. The severed provision will also be considered as revised to the minimum amount necessary in order to be valid and enforceable. If it is determined by a court of competent jurisdiction that Paragraph 7(a) is unlawful and/or unenforceable, you will immediately return to RCM all monies paid to you or for your benefit by RCM under Paragraphs 2 and 3.

18.      The severance benefits provided under this Agreement are intended to be excluded from the requirements of section 409A of the Internal Revenue Code of 1986, as amended, under the exclusions for certain short-term deferral amounts and involuntary separation pay. For purposes of applying the exclusion rules of section 409A, each severance payment under this Agreement shall be treated as a separate payment.

19.     Please read this letter with care, make certain that you understand the meaning of each of the terms it contains, and take time to consider your decision before you sign. You should consult with an attorney. If the terms are satisfactory to you, please countersign the enclosed copy of this letter, and return it to me, whereupon this letter and such copy will constitute a binding agreement on the basis set forth above.

Very truly yours,
                         RCM Technologies, Inc.

                         By:_/S /Leon Kopyt____________________

                         Date: August 27, 2008______________ ___

I acknowledge and agree that I have read the foregoing Agreement, have had the opportunity to consult with counsel and that I understand the meaning of each of the terms contained herein, and that I have freely and voluntarily entered into it. I agree that no fact, evidence, event or transaction currently unknown to me but which may hereafter become known to me, shall affect in any manner the final and unconditional nature of the release stated above.

                         __/S/ Stanton Remer______________

                              Employee Name

                    August 27, 2008
                    _____________________________
                          Date

Waiver of 21-Day Period

I, Stanton Remer, hereby acknowledge that I have been notified and am fully aware of my right to consider for a period of twenty-one (21) days my decision to enter into the foregoing Agreement and Release, and that, having had a sufficient opportunity to review the Agreement and Release and consult with counsel of my choice, I freely and voluntarily enter into this Agreement and Release prior to the end of such period.

                                   _/S/_Stanton Remer_____________

                                   Employee Name

                                   _August 27, 2008_______________

                                   Date